UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2015

Dynamic Materials Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Dynamic Materials Corporation (the “Company”) is a party to the Second Amended and Restated Credit Agreement, dated as of February 23, 2015 (the “Credit Agreement”). On December 18, 2015, the Company and other parties to the Credit Agreement signed an amendment (the “Amendment”) to the Credit Agreement. Among other things, the Amendment amends the Credit Agreement to:

•
An immediate increase in the maximum debt-to-EBITDA leverage ratio from 3.00x to 3.75x, which will remain in effect through the June 30, 2016 reporting period. The maximum leverage ratio will then adjust to 3.25x through the September 30, 2016 reporting period, and will return to 3.00x as of December 31, 2016 and thereafter. If the leverage ratio is greater than 3.00x, the interest margin will be LIBOR plus 2.75%, and an undrawn fee of 0.50% will be applied. There are no other pricing modifications to the original agreement. The leverage ratio is calculated as the ratio of the Company’s consolidated funded indebtedness to the Company’s consolidated EBITDA over a trailing four-quarter period.

•
The minimum debt service coverage ratio of 1.35x is unchanged from the Credit Agreement. However, the calculation of debt service coverage ratio replaces depreciation expense with capital expenditures, and the definition of cash dividends is now based on 2016 dividends paid versus a trailing 12-month calculation. The amended debt service coverage ratio is now calculated as consolidated pro-forma EBITDA minus the sum of cash dividends, capital expenditures and cash paid for income taxes divided by cash paid for interest.

(The definition of consolidated pro forma EBITDA in the calculation of both the leverage ratio and debt service coverage ratio also was amended to include certain add-backs primarily related to cost savings associated with restructuring activities and timing of payment of cash expenses.)

•	A reduction in the amount of U.S. borrowings available under the Credit Agreement to $65 million from $90 million. At September 30, 2015, the Company had total borrowings of $36.0 million.

•	Early termination of the Company’s ability to borrow funds as a term loan. The Company has had no borrowings against this feature, which was scheduled to terminate in February 2016.

•	A prohibition on increasing the Company’s dividend rate unless the Leverage Ratio is less than 2.00x.
A copy of the Amendment is included in this filing as Exhibit 10.1. A copy of the press release announcing the Amendment is included in this filing as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	First Amendment to the Second Amended and Restated Credit Facility dated December 18, 2015 among the Company, JP Morgan Chase Bank, N.A. and the other parties named therein.
99.1	Press Release, December 18, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: December 18, 2015	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer